Exhibit 3.57

Prescribed by:		Expedite this Form: (Select One)
	The Ohio Secretary of State	Mail Form to one of the following
	Central Ohio: (614) 466-3910	PO Box 1390
	Toll Free: 1-877-SOS-FILE (1-877-767-3453)	☐ Yes Columbus, OH 43216
- Requires an additional fee of $100 -
www.sos.state.oh.us		PO Box 1329
e-mail: busserv@sos.state.oh.us		Columbus, OH 43216

Certificate of Amendment by
Shareholders or Members
(Domestic)
Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)
(1) Domestic for Profit	PLEASE READ INSTRUCTIONS	(2) Domestic Nonprofit
☐ Amended	☑ Amendment	☐Amended	☐ Amendment
(122-AMAP)	(125-AMDS)	(126-AMAN)	(128-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation	Alcoa Home Exteriors, Inc.

Charter Number	129486

Name of Officer	Shawn K. Poe

Title	Chief Financial Officer & Vice President

☐Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☐ A meeting of the	☐ shareholders	☐ directors (nonp10fit only)

☐members was duly called and held on ____________________________
(Date)

 at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise ____________% as the voting power of the corporation.

☑ in a writing signed by all of the ☑ shareholders ☐ directors (nonprofit amended articles only) ☐ members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

 Clause applies If amended box is checked.

 Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

All of the following information must be completed if an amended box is checked. If an amendment box is checked, complete the areas that apply.

FIRST: The name of the corporation is: Mastic Home Exteriors, Inc.

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

(city, village or township)	(county)

THIRD: The purposes of the corporation are as follows:

FOURTH: The number of shares which the corporation is authorized to have outstanding is:
(Does not apply to box (2))

REQUIRED
Must be authenticated	/s/ Shawn K. Poe	12/1/10
(signed) by an authorized	Authorized Representative	Date
representative
(See Instructions)	Shawn K. Poe
(Print Name)
Chief Financial Officer & Vice President

_________________________________

	_________________________________	_________________

	_________________________________	_________________
	Authorized Representative	Date

_________________________________
(Print Name)
_________________________________

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